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                                                                 EXHIBIT (23)(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of CMS Energy Corporation of our report dated February 18, 2004 relating to the financial statements of Midland Cogeneration Venture L.P., which appears in this registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Detroit, Michigan

March 10, 2004